UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2015

SolarCity Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On July 13, 2015, a subsidiary (“Borrower”) of SolarCity Corporation (“SolarCity”) entered into an amendment (the “Amendment”) to a revolving credit facility originally entered into on May 4, 2015 (the “Credit Facility”) with a syndicate of banks including Bank of America, N.A., as administrative agent and collateral agent, Bank of America, N.A. and Credit Suisse Securities (USA) LLC, as joint structuring agents, Bank of America, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank AG, New York Branch, as joint book runners and joint lead arrangers, and KeyBank N.A. and ING Capital, LLC as additional lenders.  The Credit Facility is further described in the Current Report on Form 8-K filed by SolarCity on May 8, 2015.

The Amendment was entered into in connection with a $150,000,000 increase to the amount that Borrower is permitted to borrow under the Credit Facility, up to a maximum of $650,000,000, and the addition of two new lenders to the Credit Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SolarCity Corporation

	By:	/s/ Brad W. Buss
Brad W. Buss
Date: July 17, 2015		Chief Financial Officer